UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

GREENWOOD GOLD RESOURCES, INC.
Exact name of registrant as specified in its charter

Nevada	000-53614	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4285 SW Martin Highway, Palm City FL	34990
(Address of principal executive offices)	(Zip Code)

(886 788 4474)
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3.  SECURITIES AND TRADING MATTERS

Item 3.02 Unregistered Sales of Equity Securities

Effective on June 2, 2011, the Board of Directors of the Company authorized the settlement of debt in the amount of $60,000.00 due and owing to Branislav Jovanovic, the President/Chief Executive Officer of the Company (the “Debt”). The Debt consisted of funds advanced and loaned by Mr. Jovanovic to the Company during fiscal year 2010 and 2011 for financing and working capital purposes as evidenced on the financial statements for the period ended March 31, 2011 filed with the quarterly report on Form 10-Q with the Securities and Exchange Commission. On June 2, 2011, the Board of Directors of the Company agreed that such Debt would be convertible at any time by Mr. Jovanovic at $0.001 per share (the “Terms of Conversion”). Therefore, the Board of Directors acknowledged the Debt and Terms of Conversion and ratified and approved the issuance of 60,000,000 shares of common stock to Mr. Jovanovic in satisfaction of the Debt.

As of the date of filing our Quarterly Report on Form 10-Q for the three month period ended March 31, 2011 filed with the Securities and Exchange Commission on May 20, 2011, it was disclosed on the cover page that the total issued and outstanding shares was 71,651,053. This was an incorrect amount of shares that were issued and outstanding as 142,699,975 shares were issued and outstanding as of May 20, 2011. Therefore, the Company filed an amended Quarterly Report on Form 10-Q with the Securities and Exchange Commission on June 8, 2011 reflecting that an aggregate 242,699,975 shares were issued and outstanding. During the month of June 2011, an aggregate additional 100,000,000 shares of common stock were issued to certain investors, including Mr. Jovanovic, resulting in the total issued and outstanding of 242,699,975 shares of common stock. Of the 242,699,975 shares issued and outstanding, 66,555,000 shares of common stock are free-trading and 176,144,975 shares of common stock are restricted.

The shares of common stock under the Debt were issued to one non-United States investor and the further shares of common stock issued to those certain investors were issued to five non-United States investors in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The investors acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Corporation’s executive officers and directors; and (iii) the Corporation’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 242,699,975 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Branislav Jovanovic 19 Tuscarora Way N.W. Calgary, Alberta Canada T3L 2H1	130,000,000	53.56%

All executive officers and directors as a group (1 person)	130,000,000	53.56%

*	Less than one percent.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREENWOOD GOLD RESOURCES INC.

Dated: June 8, 2011	By:	/s/ BranislavJovanovic
	Name:	Branislav Jovanovic
`	Title:	Chief Executive Officer